UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/29/2007

DAYSTAR TECHNOLOGIES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  -

DE	841390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13 Corporate Drive
Halfmoon NY 12065
(Address of principal executive offices, including zip code)

518 383-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 29, 2007, DayStar Technologies, Inc. (the "Company") entered into an amendment to the Registration Rights Agreement, dated January 19, 2007, by and between the Company, and LC Capital Master Fund Ltd. The Company also entered into an amendment to the Registration Rights Agreement, dated January 19, 2007, by and among the Company and certain purchasers of the Company's common stock. Pursuant to these amendments, the Company is not required to pay any liquidated damages if certain conditions are satisfied. Further, the Company is required to issue warrants to the counterparties to these agreements in the event the Company issues warrants in connection with certain future transactions.

Item 8.01.    Other Events

None.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description

10.1        First Amendment to Registration Rights Agreement with LC Capital Master Fund
10.2        First Amendment to Registration Rights Agreement with Common Stock Purchasers

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES INC

Date: June 04, 2007	By:	/s/ Stephan J. De Luca
Stephan J. De Luca
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	First Amendment to Registration Rights Agreement with LC Capital Master Fund
EX-10.2	First Amendment to Registration Rights Agreement with Common Stock Purchasers